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Exhibit 24

                                POWER OF ATTORNEY

          All of the undersigned, each being a Director and/or Officer of IMC Global Inc., a Delaware corporation (the "Company"), hereby constitute and appoint Marschall I. Smith and Allen C. Miller his or her true and lawful attorneys and agents, each with full power and authority (acting alone and without the other) to execute in the name and on behalf of each of all of the undersigned as such Director and/or Officer, a Registration Statement on Form S-8 under the Securities Act of 1933, as amended, with respect to the registration of up to 50,000 shares of the common stock, par value $1.00, of the Company, and the associated Preferred Stock Purchase Rights of the Company, to be offered in connection with the Investment Plan for Non Union Hourly Employees of IMC-Agrico MP, Inc., to execute any and all amendments to such Registration Statement, and to deliver on behalf of each or all of the undersigned such Registration Statement and any and all amendments thereto, as each thereof is so executed, for filing with the Securities and Exchange Commission; and in connection with the foregoing, to do any and all acts and things and execute any and all instruments which such attorneys and agents may deem necessary or advisable to enable the Company to comply with the securities laws of the United States and of any state or other political subdivision thereof. The undersigned hereby grants onto such attorney and agents, and each of them, full power of substitution and revocation in the premises and hereby ratifies and confirms all that such attorneys and agents may do or cause to be done by virtue of these presents.


Dated this 20th day of April, 1995.

WENDELL F. BUECHE                  DAVID B. MATHIS
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Wendell F. Bueche                  David B. Mathis

RAYMOND F. BENTELE                 THOMAS H. ROBERTS, JR.
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Raymond F. Bentele                 Thomas H. Roberts, Jr.

FRANK W. CONSIDINE                 JAMES D. SPEIR
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Frank W. Considine                 James D. Speir

JAMES M. DAVIDSON                  BILLIE B. TURNER
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James M. Davidson                  Billie B. Turner

RICHARD A. LENON
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Richard A. Lenon